Exhibit 23.6

CONSENT OF NORTHEAST CAPITAL & ADVISORY, INC.

We hereby consent to the inclusion of our opinion letter, dated March 9, 2005, to the Board of Directors of BERKSHIRE HILLS BANCORP, INC. (“BERKSHIRE”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of WORONOCO BANCORP, INC. with and into BERKSHIRE contained in the Pre-effective Amendment No. 1 to Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on March 9, 2005, and to the reference to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Date: March 9, 2005	/S/ NORTHEAST CAPITAL & ADVISORY, INC.
NORTHEAST CAPITAL & ADVISORY, INC.